                                                                    EXHIBIT 10.1


                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of May 22, 2001, by and among Midway Games Inc., a Delaware corporation, with headquarters located at 3401 North California Avenue, Chicago, Illinois 60618 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

                                    WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

                  B. The Company has authorized the following new series of its preferred stock, par value $0.01 per share: the Company's Series B Convertible Preferred Stock (the "Preferred Stock"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, in the form attached hereto as Exhibit A (the "Certificate of Designations").

                  C. The Buyers severally wish to purchase, upon the terms and conditions stated in this Agreement, initially (i) an aggregate of 4,200 shares of Preferred Stock (the "Initial Preferred Shares") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and (ii) warrants (the "Warrants") to purchase up to 250 shares of Common Stock (as exercised collectively, the "Warrant Shares") for each Initial Preferred Share purchased by such Buyer on the Initial Closing Date (as defined below), such Warrants to be substantially in the form attached hereto as Exhibit B.

                  D. The Buyers will have the option, subject to the terms and conditions stated in this Agreement, to purchase in the aggregate up to an additional 1,312.5 shares of Preferred Stock (the "Additional Preferred Shares") (pro-rata based on the number of Initial Preferred Shares that each Buyer purchased in relation to the total number of Initial Preferred Shares issued). The Initial Preferred Shares and the Additional Preferred Shares collectively are referred to in this Agreement as the "Preferred Shares."

                  E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  F. The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

                  NOW THEREFORE, the Company and the Buyers hereby agree as follows:

                  1.       PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                           a.        Purchase of Preferred Shares and Warrants.
Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective number of Initial Preferred Shares, together with the related Warrants, set forth opposite such Buyer's name on the Schedule of Buyers (the "Initial Closing"). Subject to the terms stated herein, within twelve (12) months following the Initial Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below, each Buyer in its sole discretion may notify the Company (the "Additional Preferred Shares Exercise Notice") that it wishes to purchase up to its pro rata share of the Additional Preferred Shares (the maximum pro rata share amount is listed opposite each Buyer's name on the Schedule of Buyers) and the Company shall issue and sell to such Buyer such number of Additional Preferred Shares (each, an "Additional Closing"). The Initial Closing and each Additional Closing are each sometimes referred to herein as a "Closing." The purchase price (the "Purchase Price") of (i) each Initial Preferred Share and related Warrants at the Initial Closing shall be $10,000 per Initial Preferred Share and related Warrants and (ii) each Additional Preferred Share at an Additional Closing shall be $10,000 per Additional Preferred Share. Notwithstanding the foregoing, in the event that at any time following the effective date of the Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement, the Conditions to Cancellation of Right to Purchase Additional Preferred Shares (as defined below) are satisfied, then the Company shall have the right to send a written notice to the Buyers on the Business Day immediately after the Measuring Period indicating that the right of the Buyers to further exercise their option to purchase any Additional Preferred Shares will terminate on the twentieth (20th) trading day (the "Additional Preferred Share Purchase Cancellation Date") following receipt of such written notice as to the Additional Preferred Shares for which the Buyer has not delivered an Additional Preferred Shares Exercise Notice as of such termination date. "Conditions to Cancellation of Right to Purchase Additional Preferred Shares" means the following conditions: (i) on each day during the period beginning on the first day of the Measuring Period (as defined below) and ending on the Additional Preferred Share Purchase Cancellation Date, the Registration Statement registering the Initial Registrable Securities (as defined in the Registration Rights Agreement) shall be effective and available for the sale of at least all of the Registrable Securities required to be included in such Registration Statement and there shall not have been any Grace Periods; (ii) on each day during the period beginning on the Initial Issuance Date (as defined in the Certificate of Designations) and ending on the Additional Preferred Share Purchase Cancellation Date, the Common Stock is designated for quotation on The New York Stock Exchange, Inc. (the "NYSE") or the Nasdaq National Market ("NASDAQ") and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one day and occurring prior to the Additional Preferred Share Purchase Cancellation Date due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the period beginning on the Initial Issuance Date and ending on and including the Additional Preferred Share Purchase Cancellation Date, there shall not have occurred (A) an event constituting a Triggering Event (as defined in the Certificate of Designations),
(B) an event that with the passage of time and without being cured would constitute a Triggering Event, or (C) the public announcement of a pending, proposed or intended Change of Control (as defined in the Certificate of Designations), unless such pending, proposed or intended Change of Control has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Change of Control; (iv) during the period beginning on the Initial Issuance Date and ending on and including the Additional Preferred Share Purchase Cancellation Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(d) of the Certificate of Designations and Sections 2(a) and 2(b) of the Warrants, respectively; provided, however, that for purposes of this Section 1(a) only, the Company shall be deemed to have satisfied the conditions set forth in this clause (iv) if on not more than two occasions prior to the Additional Preferred Share Purchase

Cancellation Date the Company has failed to meet the requirements set forth in
Section 2(d)(ii) of the Certificate of Designations and Sections 2(a) and 2(b) of the Warrants by no more than three days; (v) on the earlier to occur of (A) the Stockholder Meeting Deadline (as defined below) and (B) the date on which the Company holds its next meeting of stockholders, the Company shall have received the Stockholder Approval or satisfied the holders of the Preferred Shares that the Stockholder Approval is not required in connection with the 19.99% Rule; (vi) the Company shall not have failed to timely make any payments within 5 Business Days of when such payment is due, whether as interest or penalty payments, pursuant to this Agreement, the Certificate of Designations, the Registration Rights Agreement or the Warrants; and (vii) the Closing Sale Price (as defined in the Certificate of Designations) for any ten consecutive trading days (the "Measuring Period") is equal to or greater than $14.00 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events).

                           b.        The Closings. The date and time of the
Initial Closing (the "Initial Closing Date") shall be 10:00 a.m., New York City time, on May 21, 2001, and the date and time of each Additional Closing shall be on the third Business Day following receipt by the Company of the applicable Additional Preferred Shares Exercise Notice (or such later date as is mutually agreed to by the Company and the applicable Buyer or Buyers)(each, an "Additional Closing Date"), in each case subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a), or 6(b) and 7(b), as applicable. The Initial Closing Date and each Additional Closing Date each shall be referred to as a "Closing Date." Each Closing shall occur on the applicable Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or in Chicago, Illinois are authorized or required by law to remain closed.

                           c.        Form of Payment. On each Closing Date, (A)
each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and, in the case of the Initial Closing, the related Warrants to be issued and sold to such Buyer on such Closing Date by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld at the Initial Closing for expenses pursuant to Section 4(l), and (B) the Company shall deliver to each Buyer stock certificates (in the denominations as such Buyer shall request) (the "Preferred Stock Certificates") representing such number of the Preferred Shares which such Buyer is then purchasing hereunder, along, in the case of the Initial Closing, with warrants representing the related Warrants, in each case, duly executed on behalf of the Company and registered in the name of such Buyer.

                  2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                           a.        Investment Purpose. Such Buyer (i) is
acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares owned by it, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants held by it, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           b.        Accredited Investor Status. Such Buyer is
an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

                           c.        Reliance on Exemptions. Such Buyer
understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                           d.        Information. Such Buyer and its advisors,
if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in this Agreement.

                           e.        No Governmental Review. Such Buyer
understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                           f.        Transfer or Resale. Such Buyer understands
that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

                           g.        Legends. Such Buyer understands that the
certificates or other instruments representing the Preferred Shares and Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

                           ACT OF 1933, AS AMENDED, OR APPLICABLE STATE
                           SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR
                           (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are registered for resale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                           h.        Authorization; Enforcement; Validity. This
Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                           i.        Residency. Such Buyer is a resident of that
country or state specified in its address on the Schedule of Buyers.

                  3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that:

                           a.        Organization and Qualification. The Company
and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect a majority of the board of directors or similar governing body of such entity) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate or other power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material

Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations. A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is set forth on Schedule 3(a).

                           b.        Authorization; Enforcement; Validity. The
Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in
Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the NYSE for the issuance of a number of Conversion Shares, Warrant Shares and the 555,161 shares of Common Stock issuable upon exercise of the warrants issued on the date hereof to Gerard Klauer Mattison in connection with the transactions contemplated by this Agreement greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Initial Closing Date (the "19.99% Rule")). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate of Designations has been filed on or prior to the Initial Closing Date with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

                           c.        Capitalization. As of the date hereof, the
authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof 37,723,693 shares are issued and outstanding 1,178,500 shares are held in treasury, 7,595,323 shares are reserved for issuance pursuant to the Company's stock option and purchase plans, and 555,161 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, (ii) 5,000,000 shares of preferred stock, of which as of the date hereof, none are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(c), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights (arising under Delaware law, Illinois law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company; (B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company.

                           d.        Issuance of Securities. The Preferred
Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) as to the Preferred Shares, entitled to the rights and preferences set forth in the Certificate of Designations. As of the Initial Closing, at least 10,315,715 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) will have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants. Upon conversion or issuance in accordance with the Certificate of Designations or the Warrants, as applicable, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based, in part, on reliance on the representations and warranties of each of the Buyers in the Transaction Documents, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                           e.        No Conflicts. The execution, delivery and
performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of

Incorporation or its By-laws or their organizational charter or by-laws, respectively, other than with respect to the holding of annual shareholder and/or Board of Directors meetings of Subsidiaries (which violations would not result, either individually or in the aggregate, in a Material Adverse Effect). Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the 1933 Act, as required by Blue Sky filings or as required by the 19.99% Rule, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                           f.        SEC Documents; Financial Statements. Since
December 31, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date of filing of such SEC Documents, such SEC Documents, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its

Subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. As of the date hereof, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement). The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act.

                           g.        Absence of Certain Changes. Except as
disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2000 or Quarterly Report on Form 10-Q for the period ended March 31, 2001, since June 30, 2000, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2000 or the Quarterly Report on Form 10-Q for the period ended March 31, 2001, since June 30, 2000, the Company has not declared or paid any dividends, and as of the date hereof, has not sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $6,000,000 and, as of any Additional Closing, except as disclosed in the Company's Annual Report on Form 10-K and or its Quarterly Report on Form 10Q most recently filed prior to the Additional Closing, the Company shall not have sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $6,000,000.

                           h.        Absence of Litigation. There is no action,
suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h) or, with respect to the Company and its Subsidiaries, to the extent that any such action or threatened action does not set forth potential liability, claims or charges individually in excess of $500,000, or in the aggregate in excess of $2,000,000. Except as set forth in Schedule 3(h), to the knowledge of the Company, none of the directors or officers of the Company have been a party to any securities related litigation during the past five years.

                           i.        Acknowledgment Regarding Buyer's Purchase
of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                           j.        No Undisclosed Events, Liabilities,
Developments or Circumstances. Except for the issuance of the Preferred Shares and the Warrants contemplated by this Agreement, the issuance of the warrants to Gerard Klauer Mattison to purchase up to 555,161 shares of Common Stock in connection with the issuance of the Preferred Shares and Warrants and the amendment of the Company's Rights Agreement referred to in Schedule 3(y), no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed.

                           k.        No General Solicitation. Neither the
Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                           l.        No Integrated Offering. Neither the
Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or, except as set forth on
Schedule 3(l), any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or, except as set forth on Schedule 3(l), cause the offering of the Securities to be integrated with other offerings.

                           m.        Employment Matters; ERISA Matters. (i)
Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                           (ii) The Company and its Subsidiaries are in
compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries.

No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. Schedule 3(m)(ii) sets forth a list of every employee benefit plan (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any of member of its controlled group (determined in accordance with Section 4001(a)(14) of ERISA) (collectively the "Plans"). Except for such failures that would not, either individually or in the aggregate, result in a Material Adverse Effect, each of the Plans have been maintained and administered in accordance with their terms, ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws. None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). Each Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and no event has occurred which cause any such Plan to lose its qualification.

                           n.        Intellectual Property Rights. The Company
and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), and except as would not have a Material Adverse Effect, there is no claim, action or proceeding being made or brought against, or to the knowledge of the Company, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                           o.        Title. The Company and its Subsidiaries
have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                           p.        Environmental Laws. (i) The Company and its
Subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its subsidiaries would not, either individually or in the aggregate, have a Material Adverse Effect. Except as would not have a Material Adverse Effect, with respect to the Company and/or its Subsidiaries (1) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law and (2) neither the Company nor any of its Subsidiaries has received any notice with respect to the foregoing, nor is any action pending or, to the knowledge of the Company, threatened in connection with the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                           (ii)      Except as set forth on Schedule 3(p)(ii),
other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries.

                           (iii)     To the knowledge of the Company, there are
no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

                           q.        Insurance. The Company and each of its
Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           r.        Regulatory Permits. Except for Permits (as
defined below) the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the "Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

                           s.        Internal Accounting Controls. The Company
and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           t.        Dilutive Effect. The Company understands
and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the company.

                           u.        No Materially Adverse Contracts, Etc.
Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                           v.        Tax Status. The Company and each of its
Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause
(i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                           w.        Transactions With Affiliates. Except as set
forth on Schedule 3(w) and in the SEC Documents, and other than the grant of stock options described on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                           x.        Application of Takeover Protections. The
Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                           y.        Rights Agreement. Except as set forth on
Schedule 3(y), the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                           z.        No Other Agreements. The Company has not,
directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

                           aa.       Investment Company Status. The Company is
not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           bb.       Foreign Corrupt Practices. To the Company's
knowledge, neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                           cc.       Solvency. The Company individually and
together with its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by the Transaction Documents) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  4.       COVENANTS.

                           a.        Best Efforts. Each party shall use its best
efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                           b.        Form D and Blue Sky. The Company agrees to
file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to each of the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

                           c.        Reporting Status. Until the later of (i)
the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Preferred Shares or Warrants is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                           d.        Use of Proceeds. The Company will use the
proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                           e.        Financial Information. The Company agrees
to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                           f.        Reservation of Shares. The Company shall
take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) prior to the Anniversary Date (as defined in the Certificate of Designations), 200%, and as of and subsequent to the Anniversary Date, 150%, of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Initial Preferred Shares (without regard to any limitations on conversions), (ii) 150% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Additional Preferred Shares (without regard to any limitations on conversions) and (iii) 125% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants (without regard to any limitations on exercises).

                           g.        Listing. The Company shall promptly secure
the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for listing on the NYSE or quotation on the NASDAQ (as applicable, the "Principal Market"). Until five
(5) years from the date of this Agreement and other than in connection with Organic Changes (as defined in the Certificate of Designations), neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                           h.        Filing of Form 8-K. On or before 8:30 a.m.,
New York City time, on the Business Day following the Initial Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Certificate of Designations, the form of Warrants and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the 1934 Act. On or before 8:30 a.m., New York City time, on the Business Day following each Additional Closing Date, if any, the Company shall file a Current Report on Form 8-K with the SEC describing the transaction consummated on such Additional Closing Date.

                           i.        Proxy Statement. Unless the Company shall
have provided the Buyers with evidence satisfactory to the Buyers that the Stockholder Approval is not required by the Principal Market in connection with the 19.99% Rule, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before the earlier of (A) the date which is 60 days after the Proxy Statement Triggering Date (as defined below) and (B) the date of the Company's next annual meeting of its stockholders, which meeting shall occur on or before March 31, 2002 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share convertible into Conversion Shares that would violate the provisions of the 19.99% Rule equal to the product of (i) $10,000; multiplied by (ii) .02; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until paid in full. "Proxy Statement Triggering Date" shall mean the first date after the date of this Agreement on which the sum of (A) the number of shares of Common Stock previously issued upon conversion of any Preferred Shares and exercise of any Warrants, (B) the number of shares of Common Stock issuable upon conversion of all the outstanding Preferred Shares based on the Conversion Price in effect on the date of such determination (without regard to any limitation upon the conversion of any Preferred Shares), (C) the number of shares of Common Stock issuable upon exercise of all of the outstanding Warrants based on the Exercise Price (as defined in the Warrants) in effect on the date of such determination (without regard to any limitation upon the exercise of any Warrants) and (D) the number of shares of Common Stock issued or issuable to Gerard Klauer Mattison upon exercise of the warrants (based on the exercise price of such warrants in effect on the date of determination, without regard to any limitation upon the exercise of any such warrants) granted in connection with the transactions contemplated hereby, equals or exceeds 18% of the number of shares of Common Stock issued and outstanding immediately prior to the Initial Closing Date.

                           j.        Corporate Existence. So long as a Buyer
beneficially owns any Preferred Stock, the Company shall maintain its corporate existence and shall not sell all or substantially all of the

Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, (x) which is a Cash Transaction (as defined in the Certificate of Designations) pursuant to which the Company has made a Cash Transaction Redemption Election (as defined in the Certificate of Designations) and for which the Company has delivered the Cash Transaction Redemption Price (as defined in the Certificate of Designations) or
(y) where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) such surviving or successor entity or its parent into whose stock the Preferred Shares and Warrants will be convertible or exercisable is a publicly traded corporation whose common stock is listed for trading on or quoted on NYSE or NASDAQ.

                           k.        Pledge of Securities. The Company
acknowledges and agrees that the Securities may be pledged in compliance with applicable securities laws by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                           l.        Expenses. Subject to Section 9(l) below, at
the Initial Closing, the Company shall pay an expense allowance of $69,000 (of which $20,000 has previously been paid) to Peconic Fund, Ltd. (a Buyer), which amount, less any amount paid prior to the Initial Closing, shall be withheld by such Buyer from its Purchase Price to be paid at the Initial Closing.

                           m.        Good Standing. At each Closing, the Company
shall deliver a good standing certificate to each of the Buyers, certifying the Company's qualification to do business and its good standing in the State of Illinois as certified by the Secretary of State of the State of Illinois.

                           n.       Additional Issuances of Securities.

                                    (i)     Right of First Refusal. If at any
time on or before the 120th day following the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement being declared effective by the SEC, the Company shall desire to issue any Common Stock or other equity security or any other security convertible into or exchangeable or exercisable for Common Stock (including any debt financing with an equity component) or any other right to acquire any Common Stock (the "Convertible Securities") pursuant to Section 4(2) of the 1933 Act or an offering of equity securities (including any debt security with an equity component) under Regulation D or Regulation S of the 1933 Act or in any other private placement (other than (1) pursuant to Company authorized stock option plans (2) traditional registered underwriting offerings or (3) pursuant to a Strategic Financing (as defined below)) or enter into any equity issuing arrangement including an "equity line" or similar product, then the Company shall first comply with the terms of this Section 4(n) (collectively, "Future Offerings"). A "Strategic Financing" shall mean the issuance of Common Stock or warrants to purchase Common Stock at a purchase price or an exercise price, as the case may be, that is not less than the market price of the Common Stock on the date of issuance of such Common Stock or warrant, in connection with any strategic investor, vendor, lease or similar arrangement (the primary purpose of which is not to raise equity capital), provided that the aggregate number of shares of Common Stock which the Company may issue pursuant to this definition shall not exceed 250,000 shares (subject to adjustment for stock splits, stock dividends, stock combination and similar transactions)

                                    (ii)    Notice Requirements. The Company
shall notify, or cause to be notified, the Buyers, by certified mail return receipt requested, not less than ten (10) Business Days prior to the time the Company intends to consummate such Future Offering (the "Future Offering Notice"). The Future Offering Notice shall describe the proposed Future Offering, including the purchaser and the detailed terms and conditions thereof and description of the securities to be issued and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering. For purposes of this Section 4(n), "Aggregate Percentage" at any time with respect to any Buyer shall mean the percentage obtained by dividing (x) the number of Initial Preferred Shares initially sold to such Buyer by (y) the aggregate number of Initial Preferred Shares initially issued to all the Buyers.

                                    (iii)   Exercise of Right of First Refusal.
A Buyer can exercise its option to participate in a Future Offering by delivering written notice to the Company of such Buyer's interest in participating within ten Business Days after receipt of a Future Offering Notice, which notice shall state the quantity of up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the definition of Aggregate Percentage) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase.

                                    (iv)    Right to Issue Securities. In the
event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(n), the Company shall have 45 days thereafter to sell the securities of the Future Offering upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering during such 45-day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(n).

                           o.        Additional Preferred Stock. For so long as
any Buyer beneficially owns any Preferred Shares or Warrants, the Company will not issue any Preferred Stock other than to the Buyers as contemplated hereby.

                           p.        Transactions With Affiliates. So long as
Preferred Shares with an aggregate Stated Value (as defined in the Certificate of Designations) of no less than $1 million are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or their affiliates, or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the

Company or (c) any agreement, transaction, commitment or arrangement on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                           q.        Acquisitions. Until June 30, 2002, other
than in connection with business acquisitions where the aggregate cash consideration paid for all such transactions does not exceed $1 million, the Company covenants and agrees that it will not enter into or complete any business acquisitions, whether stock or asset transactions, where any portion of the acquisition price will be paid in cash.

                           r.        Current Credit Facility. The Company
covenants and agrees to use commercially reasonable efforts to replace and/or renegotiate its current credit facility with Bank of America, N.A.

                  5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agents, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares, or exercise of the Warrants, as applicable (the "Irrevocable Transfer Agent Instructions"), a form of which is attached as Exhibit D hereto. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Warrants and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                           a.        The Initial Closing. The obligation of the
Company to issue and sell the Initial Preferred Shares and the Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                                    (i)     Such Buyer shall have executed each
         of the Transaction Documents to which it is a party and delivered the same to the Company.

                                    (ii)    The Certificate of Designations
         shall have been filed with the Secretary of State of the State of Delaware;

                                    (iii)   Such Buyer shall have delivered to
         the Company the Purchase Price (less in the case of Peconic Fund, Ltd., the amounts withheld pursuant to Section 4(l)) for the Initial Preferred Shares and the Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                                    (iv)    The representations and warranties
         of such Buyer shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

                                    (v)     Such Buyer shall have delivered to
         the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

                           b.        The Additional Closings. The obligation of
the Company hereunder to issue and sell the Additional Preferred Shares to each Buyer at an Additional Closing for such Buyer is subject to the satisfaction, at or before the applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                                    (i)     Such Buyer shall have delivered to
         the Company the Purchase Price for the Additional Preferred Shares being purchased by such Buyer at such Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                                    (ii)    The representations and warranties
         of such Buyer shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to such Additional Closing Date.

                                    (iii)   Such Buyer shall have delivered to
         the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

                  7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                           a.        The Initial Closing. The obligation of each
Buyer hereunder to purchase the Initial Preferred Shares and the Warrants from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                                    (i)     The Company shall have executed
         each of the Transaction Documents and delivered the same to such Buyer.

                                    (ii)    The Certificate of Designations
         shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

                                    (iii)   The Common Stock (x) shall be
         designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares issuable upon conversion of the Initial Preferred Shares (without regard to any limitations on conversions) and the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on exercises) shall be listed (subject to official notice of issuance) upon the Principal Market.

                                    (iv)    The representations and warranties
         of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

                                    (v)     Such Buyer shall have received the
         opinion of Shack Siegel Katz Flaherty & Goodman P.C., dated as of the Initial Closing Date, in the form of Exhibit E-1, attached hereto, and an opinion of the General Counsel to the Company as to contracts and agreements not attached to the SEC Documents, in the form of Exhibit E-2, attached hereto.

                                    (vi)    The Company shall have executed and
         delivered to such Buyer the Preferred Stock Certificates and Warrants (in such denominations as such Buyer shall request) for the Initial Preferred Shares and the Warrants being purchased by such Buyer at the Initial Closing.

                                    (vii)   The Board of Directors of the
         Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

                                    (viii)  As of the Initial Closing Date, the
         Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Initial Preferred Shares, and the exercise of the Warrants, at least 10,315,715 shares of Common Stock.

                                    (ix)    The Irrevocable Transfer Agent
         Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                                    (x)     The Company shall have delivered to
         such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the Initial Closing Date.

                                    (xi)    The Company shall have delivered to
         such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Initial Closing Date.

                                    (xii)   The Company shall have delivered to
         such Buyer a secretary's certificate, dated as of the Initial Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Initial Closing.

                                    (xiii)  The Company shall have made all
         filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                                    (xiv)   The Company shall have delivered to
         such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

                                    (xv)    The Company shall have delivered to
         the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

                           b.        The Additional Closings. The obligation of
each Buyer hereunder to purchase the Additional Preferred Shares from the Company at any Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion (and, provided that the Company has acted in good faith and has used its best efforts to satisfy the below conditions by not taking any action or omitting to take any action necessary to satisfy the below conditions, the failure of the representations and warranties to be true or the failure of the Company to fulfill these conditions on the applicable Additional Closing Date shall only permit a Buyer to elect not to close, the failure to meet such conditions in itself shall not constituted a breach):

                                    (i)     The Certificate of Designations
         shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

                                    (ii)    The Common Stock (x) shall be
         designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on or delisted from the Principal Market nor shall delisting or suspension by such Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and all of the Conversion Shares issuable upon conversion of the applicable Additional Preferred Shares (without regard to any limitations on conversions) shall be listed (subject to official notice of issuance) upon the Principal Market.

                                    (iii)   The representations and warranties
         of the Company shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of such Additional Closing Date regarding the representation contained in Section 3(c) above.

                                    (iv)    Such Buyer shall have received the
         opinions of Shack Siegel Katz Flaherty & Goodman P.C. dated as of such Additional Closing Date, in the form of Exhibit E-1, attached hereto, and an opinion of the General Counsel to the Company as to contracts and agreements not attached to the SEC Documents, in the form of Exhibit E-2, attached hereto, with such changes to such opinions as are reasonably acceptable to such Buyer.

                                    (v)     The Company shall have executed and
         delivered to such Buyer the Preferred Stock Certificates (in such denominations as such Buyer shall request) for the Additional Preferred Shares being purchased by such Buyer at such Additional Closing.

                                    (vi)    The Board of Directors of the
         Company shall have adopted, and shall not have amended, the Resolutions.

                                    (vii)   As of such Additional Closing Date,
         the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants, a number of shares of Common Stock equal to at least the sum (A) 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Initial Preferred Shares (without regard to any limitations on conversions), (B) 150% of the number of shares of Common Stock which would be issuable upon conversion in full of the Additional Preferred Shares to be outstanding after such Additional Closing Date (without regard to any limitations on conversions) and (C) 125% of the number of shares of Common Stock which would be issuable upon exercise in full of the then outstanding Warrants (without regard to any limitations on exercises).

                                    (viii)  The Irrevocable Transfer Agent
         Instructions shall remain in effect as of such Additional Closing Date and the Company shall cause its Transfer Agent to deliver a letter to the Buyers to that effect.

                                    (ix)    The Company shall have delivered to
         such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in the state of such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of such Additional Closing Date.

                                    (x)     The Company shall have delivered to
         such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of such Additional Closing Date.

                                    (xi)    The Company shall have delivered to
         such Buyer a secretary's certificate, dated as of such Additional Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at such Additional Closing.

                                    (xii)   The Company shall have delivered to
         such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of such Additional Closing Date.

                                    (xiii)  The Company shall have made all
         filings required to be made on or prior to the applicable Additional Closing Date under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                                    (xiv)   The Company shall have delivered to
         such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                  8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or
(iii) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

                  9.       MISCELLANEOUS.

                           a.        Governing Law; Jurisdiction; Jury Trial.
All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                           b.        Counterparts. This Agreement may be
executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                           c.        Headings. The headings of this Agreement
are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           d.        Severability. If any provision of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                           e.        Entire Agreement; Amendments. This
Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 80% of the Preferred Shares then outstanding. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

                           f.        Notices. Any notices, consents, waivers or
other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                                    Midway Games Inc.
                                    3401 North California Avenue
                                    Chicago, Illinois   60618
                                    Telephone:       (773) 961-2222
                                    Facsimile:       (773) 961-2299
                                    Attention:       General Counsel

                           With a copy to:

                                    Shack Siegel Katz Flaherty & Goodman, P.C.
                                    530 Fifth Avenue
                                    New York, New York 10036
                                    Telephone:       (212) 782-0700
                                    Facsimile:       (212) 730-1964
                                    Attention:       Jeffrey N. Siegel, Esq.

                           If to the Transfer Agent:

                                    The Bank of New York
                                    101 Barclay Street, 12W
                                    New York, NY 10286
                                    Telephone:       (212) 815-2371
                                    Facsimile:       (212) 815-3201
                                    Attention:       Robert J. Rinaudo

                           If to a Buyer, to it at the address and facsimile
number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt
(A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                           g.        Successors and Assigns. This Agreement
shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 80% of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Certificate of Designations) with respect to which the Company is in compliance with Section 4 of the Certificate of Designations and Section 4(j) of this Agreement. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement. The Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                           h.        No Third Party Beneficiaries. This
Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i.        Survival. Unless this Agreement is
terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in
Section 8, shall survive the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                           j.        Publicity. The Company and each Buyer shall
have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                           k.        Further Assurances. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l.        Termination. In the event that the Initial
Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in
Section 4(l) above.

                           m.        Placement Agent. The Company acknowledges
that it has not engaged a placement agent in connection with the sale of the Preferred Shares, however the Company has engaged Gerard Klauer Mattison as financial advisors in connection with the sale of the Preferred Shares. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                           n.        No Strict Construction. The language used
in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           o.        Remedies. Each Buyer and each holder of the
Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                           p.        Payment Set Aside. To the extent that the
Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                       [signature page follows]

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                             BUYERS:

MIDWAY GAMES INC.                                    PECONIC FUND, LTD.

                                                             By:       Ramius Capital Group, LLC
                                                             Its:      Investment Adviser
By:  /s/ Neil D. Nicastro
     ______________________________
      Name:      Neil D. Nicastro                                      By:      /s/ Jeffrey M. Solomon
      Title:     President, Chief Executive Officer,                           _________________________
                 and Chief Operating Officer                                   Name: Jeffrey M. Solomon

                                                     SMITHFIELD FIDUCIARY LLC

                                                             By:       Highbridge Capital Management,
                                                                       LLC

                                                                       By:      /s/ Scott Wallace
                                                                                ________________________
                                                                                Name:    Scott Wallace



                                                     /s/ Neil D. Nicastro
                                                     -------------------------
                                                     Neil D. Nicastro




                               SCHEDULE OF BUYERS


                                                                             Maximum
                                                      Number                Number of
                                                        of                  Additional
                                                      Initial   Number      Preferred
                            Investor Address         Preferred    of          Shares       Investor's Representatives'
   Investor Name          and Facsimile Number        Shares    Warrants   -------------             Address
-------------------   ---------------------------    ---------  --------                       and Facsimile Number
                                                                                         -------------------------------

Peconic Fund, Ltd.   c/o Ramius Capital Group,         1,500     375,000      468.75     Schulte Roth & Zabel LLP
                     L.L.C.                                                              919 Third Avenue
                     666 Third Avenue, 26th Floor                                        New York, NY  10022
                     New York, NY 10017                                                  Attn:  Eleazer Klein, Esq.
                     Attention:  Jeffrey M. Solomon                                      Telephone:  (212) 756-2000
                                 Andrew  Stober                                          Facsimile:  (212) 593-5955
                     Telephone:  (212) 845-7917
                     Facsimile:  (212) 845-7999
                     Residence:  Cayman Islands

Smithfield           c/o Highbridge Capital            2,500     625,000      781.25     Schulte Roth & Zabel LLP
Fiduciary LLC        Management, LLC                                                     919 Third Avenue
                     767 Fifth Avenue, 23rd Floor                                        New York, NY  10022
                     New York, NY  10153                                                 Attn:  Eleazer Klein, Esq.
                     Attention:  Scott Wallace                                           Telephone:  (212) 756-2000
                     Telephone:  (212) 287-4971                                          Facsimile:  (212) 593-5955
                     Facsimile:  (212) 755-4250
                     Residence:  Cayman Islands

Neil D. Nicastro     999 N. Sheridan Road               200      50,000        62.5
                     Lake Forest, IL 60045
                     Telephone: (773) 961-2222
                     Facsimile: (773) 961-2099


                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----

1.   PURCHASE AND SALE OF PREFERRED SHARES..................................................................1

2.   BUYER'S REPRESENTATIONS AND WARRANTIES.................................................................3

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................5

4.   COVENANTS..............................................................................................14

5.   TRANSFER AGENT INSTRUCTIONS............................................................................19

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.........................................................20

7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE......................................................21

8.   INDEMNIFICATION........................................................................................24

9.   MISCELLANEOUS..........................................................................................25



                                    SCHEDULES

Schedule 3(a)        -     Subsidiaries
Schedule 3(c)        -     Capitalization
Schedule 3(e)        -     Conflicts
Schedule 3(h)        -     Litigation
Schedule 3(l)        -     Integration
Schedule 3(m)(ii)    -     Employee Matters
Schedule 3(n)        -     Intellectual Property
Schedule 3(o)        -     Liens
Schedule 3(p)(ii)    -     Environmental
Schedule 3(w)        -     Transactions with Affiliates
Schedule 3(y)        -     Rights Agreement
Schedule 4(d)        -     Use of Proceeds

                                    EXHIBITS

Exhibit A -  Form of Certificate of Designations

Exhibit B -  Form of Warrant

Exhibit C -  Form of Registration Rights Agreement

Exhibit D -  Form of Irrevocable Transfer Agent Instructions

Exhibit E-1- Form of Company Counsel Opinion

Exhibit E-2- Form of Company General Counsel Opinion

                                      INDEX


                                                                                                               Page
                                                                                                               ----

19.99% Rule.......................................................................................................6
1933 Act..........................................................................................................1
1934 Act..........................................................................................................8
Additional Closing................................................................................................2
Additional Closing Date...........................................................................................2
Additional Preferred Shares.......................................................................................1
Additional Preferred Shares Exercise Notice.......................................................................2
Affiliate........................................................................................................19
Aggregate Percentage.............................................................................................18
Agreement.........................................................................................................1
Business Day......................................................................................................2
Buyer.............................................................................................................1
By-laws...........................................................................................................7
Certificate of Designations.......................................................................................1
Certificate of Incorporation......................................................................................7
Closing...........................................................................................................2
Closing Date......................................................................................................2
Code.............................................................................................................11
Common Stock......................................................................................................1
Company...........................................................................................................1
Conversion Shares.................................................................................................1
Convertible Securities...........................................................................................18
Environmental Laws...............................................................................................12
ERISA............................................................................................................11
Future Offering Notice...........................................................................................18
Future Offerings.................................................................................................18
Hazardous Materials..............................................................................................12
Indemnified Liabilities..........................................................................................26
Indemnitees......................................................................................................26
Initial Closing...................................................................................................2
Initial Closing Date..............................................................................................2
Initial Preferred Shares..........................................................................................1
Irrevocable Transfer Agent Instructions..........................................................................20
Material Adverse Effect...........................................................................................5
NASDAQ...........................................................................................................16
NYSE..............................................................................................................6
Permits..........................................................................................................13
Plans............................................................................................................11
Preferred Shares..................................................................................................1
Preferred Stock...................................................................................................1
Preferred Stock Certificates......................................................................................2
Principal Market.................................................................................................16
Proxy Statement Triggering Date..................................................................................17
Purchase Price....................................................................................................2
Registration Rights Agreement.....................................................................................1
Regulation D......................................................................................................1




Related Party....................................................................................................19
Reporting Period.................................................................................................15
Resolutions......................................................................................................23
Rule 144..........................................................................................................4
SEC...............................................................................................................1
SEC Documents.....................................................................................................8
Securities........................................................................................................3
Stockholder Approval.............................................................................................17
Stockholder Meeting Deadline.....................................................................................17
Strategic Financing..............................................................................................18
Subsidiaries......................................................................................................5
Transaction Documents.............................................................................................6
Warrant Shares....................................................................................................1
Warrants..........................................................................................................1


                       DISCLOSURE SCHEDULES RELATED TO THE

                          SECURITIES PURCHASE AGREEMENT

                        BY AND BETWEEN MIDWAY GAMES INC.

                          AND THE BUYERS NAMED THEREIN

                            DATED AS OF MAY 22, 2001


Capitalized terms used in these Schedules and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement referenced above. These Schedules shall not be deemed to be a part of the Securities Purchase Agreement.

The Schedule numbers in these Disclosure Schedules correspond to the Section numbers in the Securities Purchase Agreement.

                                MIDWAY GAMES INC.

                                By:  /s/ Neil D. Nicastro
                                     ------------------------------
                                      Name: Neil D. Nicastro
                                      Title: President, Chief Executive Officer
                                         and Chief Operating Officer




                          SCHEDULE 3(a) - Subsidiaries

Please refer to attached organization chart for a complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. The Company hereby undertakes to supply to the Buyers copies of certificates of subsistence with respect to the entities identified on the attached chart that are not supplied at closing.


                               [CHART OMITTED]

                         SCHEDULE 3(c) - Capitalization

The capital stock and membership interest of certain Subsidiaries of the Company is subject to a lien pursuant to the Security Agreement dated as of November 24, 2000, as amended, among the Company, certain Subsidiaries of the Company and Bank of America, N.A., among other banks.

There are 7,595,323 shares of Common Stock of the Company reserved for issuance (reflecting 6,886,307 options outstanding and 709,016 options available for grant) under the following stock option plans:

         Midway Games Inc. 1996 Stock Option Plan
         Midway Games Inc. 1998 Non-Qualified Stock Option Plan
         Midway Games Inc. 1998 Stock Incentive Plan
         Midway Games Inc. 1999 Stock Option Plan
         Midway Games Inc. 2000 Non-Qualified Stock Option Plan

Concurrently herewith, the Company is issuing warrants to Gerard Klauer Mattison & Co. to purchase 555,161 shares of the Company's common stock.

The Company entered into a Rights Agreement dated as of October 24, 1996, as amended, with The Bank of New York, as Rights Agent. The Rights Agreement has been amended and Restated in connection with these transactions, and a copy of the Amended and Restated Rights Agreement has been furnished to Buyers.

As described in the Letter Agreement dated as of October 30, 2000 between the Company and Neil D. Nicastro further amending Mr. Nicastro's Employment Agreement with the Company, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, the Company is obligated to register the sale of his Retirement Shares (as defined therein).




                            SCHEDULE 3(e) - Conflicts

The Company will amend its Form 8-A to reflect the Amended and Restated Rights Agreement.

                           SCHEDULE 3(h) - Litigation

On April 12, 1999, a wrongful death action was commenced against the Company and other companies by the administrators for three children who were murdered in 1997 by Michael Carneal at the Heath High School in McCracken County, Kentucky. The action, entitled James, et al. v. Meow Media, et al. was brought in the U.S. District Court for the Western District of Kentucky, Paducah Division, Civil Action No. 5:99CV96-J against 25 defendants. The defendants included 18 companies in the video game business, five companies that produced or distributed the movie "The Basketball Diaries" and two companies that allegedly provide obscene Internet content. The complaint alleged, with respect to the Company and other video game companies, that Carneal, then 14 years old, was influenced by the allegedly violent content of unspecified video games and that the video game manufacturers and suppliers were liable for Carneal's conduct. The complaint sought $10 million in compensatory damages with respect to each of the three children and $100 million in punitive damages. The action was dismissed against all defendants by order entered April 6, 2000. The plaintiffs have appealed this order to the United States Court of Appeals for the Sixth Circuit. All appellate briefs have been filed. As of May 8, 2001, no oral argument has been scheduled.

On April 19, 2001, a class action was commenced against us and other companies by individuals representing the victims (parents, teachers, students living, injured and deceased) of the shootings by Eric Harris and Dyland Klebold on April 20, 1999 at Columbine High School in Jefferson County Colorado. The action, entitled Sanders, et al. v. Meow Media, et al., was brought in the U.S. District Court for the District of Colorado, Civil Action No. 01- - 0728 against 25 defendants. The defendants include 18 companies in the video game business, five companies that produced or distributed the movie "The Basketball Diaries" and two companies that allegedly provided obscene Internet content. The complaint alleges, with respect to the Company and other video game companies, that Harris and Klebold, then 17 years old, were influenced by the allegedly violent content of unspecified video games and that the video game manufacturers and suppliers are liable for Harris' and Klebold's conduct. The complaint seeks up to $10 million in compensatory damages for each of the members of the plaintiff class and $5 billion in punitive damages and relief "necessary to correct the abuses of the violent video game industry & its marketing of these wares to children." We received a Request for Waiver of Service of Summons for this action on May 11, 2001.

On July 25, 2000, an action was commenced against the Company, an individual named Bruce Buffer and individual Does 1 through 20 by an individual named David Abbott. The action, entitled Abbott v. Midway et al., was brought in the Superior Court of the State of California, County of Los Angeles, Case No. B C233990. The complaint alleges that the defendants infringed upon the plaintiff's right of publicity and unfairly competed with the plaintiff by misappropriating his likeness in the Company's "Ready 2 Rumble Boxing" video game. The complaint seeks unspecified compensatory and punitive damages, the Company's profits, costs of suit and attorney's fees, in addition to an injunction against the Company's use of the plaintiff's likeness. Plaintiff's motion for a preliminary injunction was denied. The Company has brought two unsuccessful motions for summary judgment, and was denied a stay of the trial pending appeal of the denial of the second motion. Trial for the case is scheduled for June, 2001.

On November 22, 2000, a wrongful death action was filed against the Company and Savvas and Athanasia Ioannidis d/b/a Dairy King Restaurant by Andrea Wilson, individually and as administratrix of the Estate of Noah Wilson. The action, entitled Wilson v. Midway et al., was brought in the United States District Court for the District of Connecticut, Case No. 3:00 CV 2247 (JBA). The complaint alleges that the stabbing death of Noah Wilson, a minor, on November 22, 1997 by Yancy Singleton, a minor, was the result of their play of the Company's Mortal Kombat coin-operated video game located at the defendant Dairy King Restaurant. The complaint seeks unspecified compensatory and punitive damages and attorneys' fees. Dairy King Restaurant has been dismissed as a defendant. The Company filed a motion to dismiss the plaintiff's complaint on March 5, 2001. The plaintiff filed a reply on April 11, 2001 and the Company filed its response on April 20, 2001.

The Company and its Subsidiaries currently are involved in other litigation and claims incidental to the conduct of their respective businesses, which are covered by insurance and which do not exceed $2 million in the aggregate.

                           SCHEDULE 3(l) - Integration

Issuance of warrants to Gerard Klauer Mattison & Co. at the Initial Closing.





                          SCHEDULE 3(m)(i) - Employees

Harold H. Bach, Jr., the Company's Chief Financial Officer, has notified the Company of his intention to retire by the end of calendar year 2001.

Byron Cook, a Director and Vice-Chairman of the Board of the Company is employed by the Company under an employment agreement expiring June 30, 2001. Mr. Cook and the Company have had discussions concerning Mr. Cook's status with the Company upon expiration of his employment agreement.



                   SCHEDULE 3(m)(ii) - Employee Benefit Plans

The following is a list of all of the Company's Employee Benefit Plans:

The Midway 401(k) Retirement Savings Plan effective April 6, 1998, as amended from time to time thereafter.

The Company and its Subsidiaries provide standard health and welfare benefits to its employees, including medical, dental, health, life and disability insurance, vacation pay, and incentive pay.

The Company has the following stock option plans:

         Midway Games Inc. 1996 Stock Option Plan
         Midway Games Inc. 1998 Non-Qualified Stock Option Plan
         Midway Games Inc. 1998 Stock Incentive Plan
         Midway Games Inc. 1999 Stock Option Plan
         Midway Games Inc. 2000 Non-Qualified Stock Option Plan



                      SCHEDULE 3(n) - Intellectual Property

The information set forth on Schedule (h) - Litigation, is incorporated herein by reference.

                              SCHEDULE 3(o) - Liens

Substantially all of the Company's and its Subsidiaries' assets, including capital stock and membership interests of certain Subsidiaries owned by the Company, is subject to a lien pursuant to the Security Agreement dated as of November 24, 2000, as amended, among the Company, certain Subsidiaries of the Company and Bank of America, N.A., among other banks.



                     SCHEDULE 3(p)(ii) - Environmental Laws

The Company is conducting the final phase of environmental remediation on the property known as Lot 20 in the Boatyard at Belmont and the River Subdivision, a portion of 3250 N. Washtenaw Avenue, which was purchased by the Company in January 2000. This final phase consists of paving over ground from which contaminated soil was removed.

The Company, through one of its Subsidiaries, leases property at 3325 N. California Avenue. At the time the Company entered into the lease, there were Hazardous Materials present on the property, including those in a dry well present on the property which has been sealed by the landlord. The lease for this property contains an indemnification from the landlord for all such pre-existing environmental conditions.



                  SCHEDULE 3(w) - Transactions with Affiliates

Neil D. Nicastro is a Party to the Transaction Documents.



                        SCHEDULE 3(y) - Rights Agreement

The Company has entered into a Rights Agreement dated as of October 24, 1996, as amended from time to time, with The Bank of New York, as Rights Agent. The Rights Agreement has been amended and restated in connection with this Transaction.



                         SCHEDULE 4(d) - Use of Proceeds

The Company will use the proceeds for working capital to finance inventory, receivables and product development.